UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 6, 2006           (February 2, 2006)

Date of report      (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut  06901-3238
(Address of Principal Executive Offices and Zip Code)

(203) 969-0666
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02   Results of Operations and Financial Condition

On January 25, 2006, Hexcel Corporation, a Delaware corporation (the “Company”), issued a press release in which the Company announced its financial results for its fiscal quarter and year ended December 31, 2005.  A copy of the press release was furnished as Exhibit 99.1 to a Current Report on Form 8-K filed on January 27, 2006.

It was recently discovered that the reported amounts for the quarter and year ended December 31, 2004 in the “Cash flows from investing activities” section of the Condensed Consolidated Statements of Cash Flows included in the press release contain certain typographical errors.  A copy of the Condensed Consolidated Statements of Cash Flows, revised to correct these typographical errors, is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

99.1           Revised Condensed Consolidated Statements of Cash Flows from the press release in which the Company announced its financial results for its fiscal quarter and year ended December 31, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

February 6, 2006
/s/ William J. Fazio
William J. Fazio
Corporate Controller and
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Revised Condensed Consolidated Statements of Cash Flows from the press release in which the Company announced its financial results for its fiscal quarter and year ended December 31, 2005.